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                                                                   Exhibit 10.53

                         [LETTERHEAD OF MERRILL LYNCH]

                                                               February 10, 1999

Special Committee of the Board of Directors
CNL American Properties Fund, Inc.
400 East South Street
Suite 500
Orlando, Florida 32801

Gentlemen:

   CNL American Properties Fund, Inc., a Maryland corporation ("APF"), CNL APF Partners, L.P., a Delaware limited partnership (the "Operating Partnership"), CNL APF GP Corp., a Delaware corporation (the "OP General Partner"), and Robert
A. Bourne, James M. Seneff, Jr. and CNL Realty Corporation, a Florida corporation (together with Messrs. Bourne and Seneff, the "General Partners"), propose to enter into separate Agreements and Plans of Merger (collectively, the "Agreements") with each of the 16 CNL Income Funds set forth on Schedule A attached hereto (collectively, the "CNL Income Funds") pursuant to which the CNL Income Funds will be merged with the Operating Partnership (collectively, the "Mergers") in a transaction in which the outstanding general and limited partner interests in the CNL Income Funds (the "Units") will be converted into the right to receive a maximum of 54,686,486 shares of common stock, par value $.01 per share, of APF (the "APF Shares") or, at the option of any holder of limited partner interests who qualifies as a dissenting partner, a combination of cash and Callable Notes of APF (together with the APF Shares, the "Merger Consideration") in lieu of such APF Shares. For purposes of our opinion, we have assumed that all Units will be converted into the right to receive APF Shares. We understand that the CNL Income Funds are affiliates of APF.

   You have asked us whether, in our opinion, the Merger Consideration to be issued in the Mergers, when viewed as a single transaction, is fair, from a financial point of view, to APF.

   In arriving at the opinion set forth below, we have, among other things:

     (1) reviewed certain publicly available business and financial information relating to the CNL Income Funds and APF that we deemed to be relevant;

     (2) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the CNL Income Funds and APF, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Mergers (the "Expected Synergies"), furnished to us by APF and the General Partners regarding the CNL Income Funds;

     (3) reviewed and analyzed the appraisals of the CNL Income Funds prepared by Valuation Associates, an independent real estate appraisal firm, as well as conducted an independent summary valuation analysis of the CNL Income Funds' real estate assets;

     (4) conducted discussions with members of senior management and representatives of the CNL Income Funds, the General Partners and APF concerning the matters described in clauses (1) and (2) above, as well as their respective businesses and prospects before and after giving effect to the Mergers and the Expected Synergies;

     (5) reviewed valuation multiples for the APF Shares and compared them with those of certain publicly traded companies that we deemed to be relevant as well as conducted a discounted cash flow analysis of the free cash flows of APF and of the CNL Income Funds' real estate assets.

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     (6) reviewed the results of operations of the CNL Income Funds and APF and compared them with those of certain other comparable entities that we deemed to be relevant;

     (7) compared the proposed financial terms of the Mergers with the financial terms of certain other transactions that we deemed to be relevant;

     (8) participated in certain discussions among representatives of the CNL Income Funds, the General Partners and APF and their financial and legal advisors;

     (9) reviewed the potential pro forma impact of the Mergers;

     (10) reviewed drafts of the Agreements; and

     (11) reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

   In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of APF or an appraisal of any of the assets or liabilities of the CNL Income Funds. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the CNL Income Funds or APF. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by the CNL Income Funds or APF, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the General Partners' or APF's management as to the expected future financial performance of the CNL Income Funds or APF, as the case may be, and the Expected Synergies. We also have not assumed any obligation to review the income tax consequences of the Mergers on the CNL Income Funds or APF or their respective equity holders. We have also assumed that the final form of each of the Agreements will be substantially similar to the last draft of each such Agreement reviewed by us. Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary consents or approvals (contractual or otherwise) for the Mergers, no restrictions will be imposed that will have a material adverse effect on the contemplated benefits of the Mergers. In addition, we have been advised by the Special Committee, and have assumed for purposes of our opinion, that the Mergers will occur at the same time. Our opinion views the Mergers as a single transaction and does not cover any merger of a CNL Income Fund with the Operating Partnership as a stand-alone transaction.

   We are acting as fairness opinion provider to APF in connection with the Mergers and, upon the rendering this opinion, will receive a fee from APF for such services. We are also acting as fairness opinion provider to APF in connection with certain other proposed mergers of three corporations affiliated with APF and the CNL Income Funds and will receive a fee from APF for such services. In addition, APF has agreed to indemnify us for certain liabilities arising out of these engagements.

   We are currently engaged by APF to act as underwriter or placement agent in connection with certain proposed equity financings for APF that may in the future be undertaken by APF and, if we act in this capacity in connection with such a financing, we will receive customary compensation for this service as provided under the terms of such engagement. In addition, we were retained (i) in June 1998 by APF to act as financial advisor in connection with the review of certain strategic alternatives considered by APF and (ii) in July 1998 by the CNL Financial Corp. and CNL Financial Services, Inc. to act as financial advisor and lead placement agent in connection with the structuring and issuance of certain franchise loan-backed securities and have received fees for the rendering of such services. In addition, in the ordinary course of our business, we may in the future actively trade APF Shares for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. This opinion is solely for the use and benefit of the Special Committee of the Board of Directors of APF in its evaluation of the Mergers and shall not be used for any other purpose. Our opinion does not address the merits of the underlying decision by APF to engage in the Mergers. This opinion does not constitute a recommendation to any shareholder of APF as to how such

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shareholder should vote on any matter presented to such shareholder, including any vote with respect to the authorization of additional shares for issuance by APF, and is not intended to be relied upon or confer any rights or remedies upon any employee, creditor, shareholder or other equity holder of APF or any other party. This opinion shall not be reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any public references to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or any of its affiliates be made by APF or any of its affiliates, without the prior written consent of Merrill Lynch. We are not expressing any opinion herein as to the prices at which APF Shares may trade following the announcement or consummation of the Mergers.

   On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be issued in the Mergers, when viewed together as a single transaction, is fair, from a financial point of view, to APF.

                        Very truly yours,

                        /s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

                        Merrill Lynch, Pierce, Fenner & Smith Incorporated

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                                  SCHEDULE A

The Income Funds consist of the following 16 limited partnerships:


          .CNL Income Fund, Ltd.            .CNL Income Fund IX, Ltd.
          .CNL Income Fund II, Ltd.         .CNL Income Fund X, Ltd.
          .CNL Income Fund III, Ltd.        .CNL Income Fund XI, Ltd.
          .CNL Income Fund IV, Ltd.         .CNL Income Fund XII, Ltd.
          .CNL Income Fund V, Ltd.          .CNL Income Fund XIII, Ltd.
          .CNL Income Fund VI, Ltd.         .CNL Income Fund XIV, Ltd.
          .CNL Income Fund VII, Ltd.        .CNL Income Fund XV, Ltd.
          .CNL Income Fund VIII, Ltd.       .CNL Income Fund XVI, Ltd.